Exhibit 99.1

EVERTEC REPORTS FIRST-QUARTER 2015 RESULTS

SAN JUAN, PUERTO RICO – May 6, 2015 — EVERTEC, Inc. (NYSE: EVTC) (“EVERTEC” or the “Company”) today announced results for the first quarter ended March 31, 2015.

First-Quarter 2015 Highlights

•	Total revenue of $91.3 million, representing an increase of 4.5% from the first quarter of 2014

•	Adjusted EBITDA of $45.7 million, representing an Adjusted EBITDA margin of 50.0%

•	Income from operations of $27 million, an increase of 9% compared to same period last year

•	Adjusted Net Income of $30.3 million, or $0.39 per diluted share

•	Repurchased $10 million, or approximately 450,000 shares of our common stock

Mac Schuessler, President and Chief Executive Officer, stated “We had a good start to the year driven by revenue growth across all of our business segments. EVERTEC has built a truly unique business, which serves attractive markets that offer significant opportunities. As the Company’s new CEO, my immediate focus is on ensuring we have the right assets and business processes in place to deliver revenue acceleration over time.”

First-Quarter 2015 Results

Revenue. Total revenue for the quarter ended March 31, 2015 was $91.3 million, an increase of 4.5% compared with $87.4 million in the prior year.

Merchant Acquiring net revenue was $20.1 million, an increase of 4% compared with $19.3 million in the prior year. Revenue growth in the quarter was driven by higher spread and transaction growth, partially offset by a decrease in sales volume in our gas station and utilities verticals reflecting a decline in oil prices.

Payment Processing revenue was $26.4 million, an increase of 5% compared with $25.2 million in the prior year. Revenue growth in the quarter was primarily driven by an increase in our ATH debit network and processing transactions, and accounts on file within our card products business.

Business Solutions revenue was $44.9 million, an increase of 5% compared with $42.9 million in the prior year. Business Solutions revenue growth was driven mainly by higher hardware and software sales as well as increased revenue from core banking services, partially offset by lower IT consulting services in the first quarter of 2015.

Adjusted EBITDA. For the quarter ended March 31, 2015, Adjusted EBITDA was $45.7 million, an increase of 1% compared with $45.2 million in the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) was 50.0% compared with 51.7% in the prior year. The increase in Adjusted EBITDA was driven by revenue growth, partially offset by a $1.7 million decline in other income reflecting lower foreign exchange gains as compared to the first quarter of 2014.

Net Income. For the quarter ended March 31, 2015, GAAP Net Income was $19.1 million, or $0.24 per diluted share, compared with $18.2 million or $0.23 per diluted share in the prior year.

For the quarter ended March 31, 2015, Adjusted Net Income was $30.3 million, a decrease of 5% compared with $32.0 million in the prior year. The decline in Adjusted Net Income was primarily driven by a $2.6 million increase in cash taxes, as well as the previously mentioned $1.7 million decrease in other income, versus the first quarter of 2014. Adjusted Net Income per diluted share was $0.39 in the first quarter of 2015, compared with $0.40 in the prior year.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its first-quarter 2015 financial results today at 5:00 PM ET. Hosting the call will be Morgan “Mac” Schuessler, President and Chief Executive Officer, and Juan José Román, Executive Vice President and Chief Financial Officer. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13607351. The replay will be available until Wednesday, May 13, 2015. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com.

About EVERTEC

EVERTEC, Inc. (NYSE: EVTC) is the leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The largest merchant acquirer in the Caribbean and Central America - and one of the largest in Latin America - EVERTEC serves 19 countries in the region from its base in Puerto Rico. The Company manages a system of electronic payment networks that process more than 2.1 billion transactions annually, and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, EVERTEC owns and operates the ATH network, one of the leading personal identification number (“PIN”) debit networks in Latin America. The Company serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

About Non-GAAP Financial Measures

This earnings release presents EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share information. These supplemental measures of the Company’s performance are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of cash flows or as measures of the Company’s liquidity. We present EBITDA and Adjusted EBITDA because we consider them important supplemental measures of the Company’s performance and believe they are frequently used by securities analysts, investors and other interested parties to evaluate companies in our industry. In addition, the Company’s presentation of Adjusted EBITDA is consistent with the equivalent measurements contained in the Credit Agreement in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio. We use Adjusted Net Income to measure the Company’s overall profitability because it better reflects the Company’s cash flow generation by capturing the actual cash taxes paid rather than the Company’s tax expense as calculated under GAAP, and excludes the impact of the non-cash amortization and depreciation resulting from our 2010 merger involving an affiliate of Apollo Global management, LLC (the “Merger”). For more information regarding EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per share, including a quantitative reconciliation of EBITDA, Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure, which is net income, see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the Company’s reliance on its relationship with Popular for a significant portion of revenue; our ability to renew our client contracts on terms favorable to us; the effectiveness of our risk management procedures; our dependence on our processing systems, technology infrastructure, security systems and fraudulent-payment-detection systems, and the risk that our systems may experience breakdowns or fail to prevent security breaches or fraudulent transfers; our ability to develop, install and adopt new technology; a decreased client base due to consolidations in the banking and financial-services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH® network; reduction in consumer confidence leading to decreased consumer spending; the Company’s dependence on credit card associations; regulatory limitations on our activities due to our relationship with Popular and our role as a service provider to financial institutions; changes in the regulatory environment and changes in international, legal, political, administrative or economic conditions; the geographical concentration of the Company’s business in Puerto Rico; operating an international business in multiple regions with potential political and economic instability; increased compliance risks associated with operating an international business; operating in countries and counterparties that put us at risk of violating U.S. sanctions laws; our ability to execute our expansion and acquisition strategies; our ability to protect our intellectual property rights; our ability to recruit and retain qualified personnel; our ability to comply with federal, state, and local regulatory requirements; evolving industry standards; the Company’s high level of indebtedness and restrictions contained in the Company’s debt agreements; and the Company’s ability to generate sufficient cash to service the Company’s indebtedness and to generate future profits.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Contact

Investor Contact

Alan Cohen

Executive Vice President

Head of Investor Relations

(787) 773-5442

IR@evertecinc.com

EVERTEC, Inc.

Schedule 1: Unaudited Consolidated Statements of Income and Comprehensive Income

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2015	2014

Revenues
Merchant Acquiring, net	$20,091	$19,291
Payment Processing	26,377	25,225
Business Solutions	44,864	42,917

Total revenues	91,332	87,433

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	39,795	37,868
Selling, general and administrative expenses	7,703	8,062
Depreciation and amortization	16,828	16,614

Total operating costs and expenses	64,326	62,544

Income from operations	27,006	24,889

Non-operating (expenses) income
Interest income	104	75
Interest expense	(6,201)	(6,909)
Earnings of equity method investment	115	321
Other income	285	1,991

Total non-operating (expenses) income	(5,697)	(4,522)

Income before income taxes	21,309	20,367
Income tax expense	2,246	2,161

Net income	19,063	18,206
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	889	(7,745)

Total comprehensive income	$19,952	$10,461

Net income per common share:
Basic	$0.25	$0.23
Diluted	$0.24	$0.23

Shares used in computing net income per common share:
Basic	77,807,289	78,375,335
Diluted	77,866,726	79,236,195

Note: Certain reclassifications have been made to Payment Processing revenue and cost of revenue amounts to the 2014 quarter presentation to conform to the 2015 presentation.

EVERTEC, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(Dollar amounts in thousands, except per share data)	March 31, 2015	December 31, 2014
Assets
Current Assets:
Cash	$32,430	$32,114
Restricted cash	6,924	5,718
Accounts receivable, net	78,745	75,810
Deferred tax asset	2,899	399
Prepaid expenses and other assets	21,659	20,565

Total current assets	142,657	134,606
Investment in equity investee	11,903	11,756
Property and equipment, net	28,080	29,535
Goodwill	369,171	368,837
Other intangible assets, net	323,941	334,584
Other long-term assets	10,227	10,917

Total assets	$885,979	$890,235

Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$27,650	$26,052
Accounts payable	19,396	22,879
Unearned income	11,118	9,825
Income tax payable	712	1,956
Current portion of long-term debt	19,000	19,000
Short-term borrowings	20,000	23,000
Deferred tax liability, net	405	1,799

Total current liabilities	98,281	104,511
Long-term debt	643,053	647,579
Long-term deferred tax liability, net	19,708	15,674
Other long-term liabilities	2,552	2,898

Total liabilities	763,594	770,662

Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 77,443,004 shares issued and outstanding at March 31, 2015 (December 31, 2014 - 77,893,144)	774	779
Additional paid-in capital	50,403	59,740
Accumulated earnings	76,841	65,576
Accumulated other comprehensive loss, net of tax	(5,633)	(6,522)

Total stockholders’ equity	122,385	119,573

Total liabilities and stockholders’ equity	$885,979	$890,235

EVERTEC, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

	Three months ended March 31,
	2015	2014
Cash flows from operating activities
Net income	$19,063	$18,206
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,828	16,614
Amortization of debt issue costs and premium and accretion of discount	808	770
Provision for doubtful accounts and sundry losses	236	571
Deferred tax benefit	200	(1,428)
Share-based compensation	649	350
Unrealized (gain) loss of indemnification assets	(3)	179
Loss on disposition of property and equipment and other intangibles	34	57
Earnings of equity method investment	(115)	(321)
Decrease (increase) in assets:
Accounts receivable, net	(3,053)	261
Prepaid expenses and other assets	(1,497)	(1,435)
Other long-term assets	149	1,108
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(3,704)	(8,039)
Income tax payable	(1,243)	1,503
Unearned income	1,293	1,618

Total adjustments	10,582	11,808

Net cash provided by operating activities	29,645	30,014

Cash flows from investing activities
Net (increase) decrease in restricted cash	(1,206)	186
Intangible assets acquired	(1,542)	(986)
Property and equipment acquired	(1,042)	(1,501)
Proceeds from sales of property and equipment	—	1

Net cash used in investing activities	(3,790)	(2,300)

Cash flows from financing activities
Net decrease in short-term borrowing	(3,000)	(10,000)
Repayment of short-term borrowing for purchase of equipment	—	(600)
Repayment of long-term debt	(4,750)	(4,750)
Repayment of other financing agreement	—	(32)
Dividends paid	(7,798)	(7,839)
Repurchase of common stock	(9,991)	—
Tax windfall benefits on exercise of stock options	—	398
Statutory minimum withholding taxes paid on cashless exercise of stock options	—	(134)

Net cash used in financing activities	(25,539)	(22,957)

Net increase in cash	316	4,757
Cash at beginning of the period	32,114	22,485

Cash at end of the period	$32,430	$27,242

EVERTEC, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

	Quarters ended March 31,
(Dollar amounts in thousands, except per share data)	2015	2014

Net income	$19,063	$18,206
Income tax expense	2,246	2,161
Interest expense, net	6,097	6,834
Depreciation and amortization	16,828	16,614

EBITDA	44,234	43,815

Software maintenance reimbursement and other costs(1)	474	546
Equity income (2)	(190)	(321)
Compensation and benefits (3)	833	488
Transaction, refinancing and other non-recurring fees (4)	321	517
Purchase accounting (5)	(3)	179

Adjusted EBITDA	45,669	45,224

Operating depreciation and amortization (6)	(7,461)	(7,483)
Cash interest expense, net (7)	(5,333)	(5,755)
Cash income taxes (8)	(2,620)	—

Adjusted Net Income	$30,255	$31,986

Adjusted net income per common share:
Basic	$0.39	$0.41
Diluted	$0.39	$0.40

Shares used in computing adjusted net income per common share:
Basic	77,807,289	78,375,335
Diluted	77,866,726	79,236,195

1)	Predominantly represents reimbursements received for certain software maintenance expenses as part of the Merger.
2)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in CONTADO, net of cash dividends received.
3)	Predominantly represents non-cash equity based compensation expense.
4)	Represents fees and expenses associated with non-recurring corporate transactions.
5)	Represents the elimination of the effects of purchase accounting in connection with certain customer service and software-related arrangements whereby EVERTEC receives reimbursements from Popular.
6)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger.
7)	Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.
8)	Represents cash taxes paid for each period presented.

Schedule 5: Unaudited Income from Operations by Segment

	Quarters ended March 31,
(Dollar amounts in thousands)	2015	2014
Segment income from operations
Merchant Acquiring, net	$9,264	$8,404
Payment Processing	13,545	14,717
Business Solutions	14,066	11,424

Total segment income from operations	36,875	34,545
Merger related depreciation and amortization and other unallocated expenses (1)	(9,869)	(9,656)

Income from operations	$27,006	$24,889

1)	Predominantly represents non-operating depreciation and amortization expenses generated as a result of the Merger and certain non-recurring fees and expenses.